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                                                                   Exhibit 10(i)


                      FIRST TENNESSEE NATIONAL CORPORATION
                  AMENDED AND RESTATED PENSION RESTORATION PLAN
                            ADOPTED OCTOBER 25, 1995
                        (As Amended and Restated 1-15-02)

I.       PURPOSE

         This Plan is established by First Tennessee National Corporation and any successor thereto and its subsidiaries (herein collectively referred to as "the Company") for the purpose of encouraging and enabling the Company to attract, motivate and retain key executives and for the purpose of providing benefits for certain members of the First Tennessee National Corporation Pension Plan (hereinafter called "the Program") in excess of the limitations of benefits and contributions imposed in respect to such Program by Section 415 and any excess that may result from any limitation on compensation that may be considered by the Program pursuant to Section 401(a)(17), of the Internal Revenue Code of 1986 ("IRC"), as amended.

II.      EFFECTIVE DATE

         The original effective date of the Pension Restoration Plan (hereinafter referred to as the "Plan") was January 1, 1984. The effective date of this Amended and Restated Pension Restoration Plan shall be October 25, 1995.

III.     ADMINISTRATION AND ELIGIBILITY

         A. The Plan will be administered by the Administration Committee (hereinafter referred to as the "Committee") consisting of the Chief Executive Officer of the Company, the President and Chief Operating Officer of the Company and the Executive
                  Vice President, Employee Services of the Company. The selection of Executives of the Company who will participate will be made by the Committee, except for Executives who have been designated by the Board of Directors as Executive Officers, whose participation in the Plan must be approved by the Human Resources Committee of the Board of Directors, and they will receive benefits in accordance with the provisions of the Plan.

         B. The Committee will have the discretion, authority and responsibility (1) of interpreting the Plan and any agreement evidencing benefits granted hereunder, and (2) making all other determinations in connection with the administration of the Plan, all of which shall be final and conclusive.

IV.      PAYMENT OF BENEFITS

         A. In order to qualify to receive the benefits set forth in Paragraph VI, below, a participant must remain employed until age 65, unless an early retirement date is approved by the Human Resources Committee of the Board of Directors.

         B. Benefits payable pursuant to the terms of the Plan shall be paid directly from the general assets of the Company. Should the Company establish any advance reserve, such reserve or fund shall not under any circumstances be deemed to be an asset of the Plan nor a source of payment of any claims under the Plan but, at all times, shall remain a part of the general assets of the Company.

V.       RETIREMENT DATE

         A participant shall be retired under this Plan on the same Retirement Date applicable for him/her under the Program.


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VI.      CALCULATION OF BENEFITS

         Commencing with the first month immediately following retirement, each Participant shall receive a monthly payment equal to the difference between (A) and (B) below, in each case determined without regard to
         Section 11.3(b) of the Program:

         A. The monthly pension that would have been payable from the Program; determined under its rules on the Participant's Retirement Date, but as if the limitations imposed by IRC
                  Section 415 and Section 401(a)(17) did not apply.

         B. The actual monthly pension payable to the Participant from the Program.

         Any monthly payment under the Plan shall be payable in the same manner and under the same terms and conditions as payments due from the Program.

VII.     CLAIMS PROCEDURES

         All claims for benefits under the Plan shall be submitted in writing to the Committee. A Participant whose claim for benefits is denied shall have the right to a written explanation of the specific reasons for such denial and may request the Committee to reconsider such denial. Upon such a request for reconsideration the Committee shall review its decision with the Participant who may submit in writing such facts and issues, and may review such documents as may be pertinent. The Committee shall render its decision in writing within sixty days. The Committee's decision shall then be final and conclusive.

VIII.    MISCELLANEOUS

         A. Nonalienability. No benefit payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrances of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether currently or hereafter payable, shall be void. Except as otherwise specifically provided by law, no such benefit shall, in any manner, be liable for or subject to the debts or liabilities of any participant or any other person entitled to such benefit.

         B. No Rights to Employment. The Plan shall not be construed as providing any participant with the right to be retained in the Company's employ or to receive any benefit not specifically provided hereunder.

         C. Amendment and Termination. The Company shall have the right, at any time and from time to time, to amend in whole or in part, or to terminate any of the provisions of the Plan, and such amendment or termination shall be binding upon all participants and parties interest. Notwithstanding the foregoing, the benefits payable hereunder may not be reduced or terminated for those participants who have attained age 65, or for whom an early retirement date has been approved by the Human Resources Committee of the Board of Directors, acting pursuant to Section IV(A) hereof.

         D. Governing Law. The Plan shall be governed by and construed in accordance with the Employee Retirement Income Security Act of 1974 (P.L. 93-406) and to the extent not pre-empted thereby, by the laws of the State of Tennessee.

         E. Successors. This Plan shall bind any successor of the Company, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession


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                  had taken place. The term "Company," as used in the Plan,
                  shall mean the Company as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.

IX.      CHANGE IN CONTROL

         A. "Change in Control" means the occurrence of any one of the following events:

                  (I) individuals who, on January 21, 1997, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 21, 1997, whose election or nomination for election was approved by a vote of at least three-fourths (3/4) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

                  (ii) any "Person" (as defined under Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Section 13(d) or Section 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a change in control by virtue of any of the following acquisitions: (A) by the Company or any entity in which the Company directly or indirectly beneficially owns more than 50% of the voting securities or interests (a "Subsidiary"), (B) by an employee stock ownership or employee benefit plan or trust sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

                  (iii) consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business
                  Combination: (A) more than 50% of the total voting power of
                  (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and
                  (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or


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                  (iv) the shareholders of the Company approve a plan of
                  complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.


         Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a change in control of the Company shall then occur.

         B. Notwithstanding anything herein to the contrary, the benefits payable under the Plan (both benefits that have accrued at the time of a Change in Control and those that accrue thereafter) may not be reduced or terminated after a Change in Control for any individual who was a participant in the Plan at the time of the Change in Control.

         C. (1) Notwithstanding anything in the Plan to the contrary, in the event a Change in Control or the "Pre-Change in Control Date" (as defined below) occurs, the Company shall make a lump sum payment ("Payment") to each Participant (including any Participant currently receiving benefits under the Plan) on a date (the "Distribution Date") no later than 2 business days after the Change in Control has occurred (or, if an agreement to effectuate a Change in Control pursuant to a Business Combination has been executed, on the date (the "Pre-Change in Control Date") that is the third business day prior to the date the Chief Executive Officer of the Company believes in good faith will be the effective date of such Change in Control, but in any event prior to the effective date of such Change in Control).

                  (2) The Payment shall be in an amount equal to the accrued benefit (the "Accrued Benefit") under the Plan as of the Distribution Date converted into an Actuarially Equivalent lump sum (in accordance with the provisions of paragraphs (3) through (6) below). For purposes of determining the Actuarially Equivalent lump sum of an Accrued Benefit, the mortality table specified under the Program for actuarial equivalence and an interest rate of 4.2% shall be used.

                  (3) If a Participant is age 65 or older as of the Distribution Date, the Accrued Benefit shall be converted to an Actuarially Equivalent lump sum assuming that such Participant (a) retired on the Distribution Date and (b) immediately commenced receipt of the Accrued Benefit in the normal form of benefit under the Program.

                  (4) If a Participant has not attained age 65 as of the Distribution Date, but is at least age 55, the Accrued Benefit shall be converted to an Actuarially Equivalent lump sum assuming that (a) such Participant retired on the Distribution Date, (b) the Accrued Benefit was reduced for early commencement using the reduction factors specified in the Program determined without regard to Section 11.3(b) of the Program and (c) such Participant immediately commenced receipt of such reduced Accrued Benefit in the normal form of benefit under the Program.

                  (5) If a Participant has not attained age 55 as of the Distribution Date, the Accrued Benefit shall first be converted to an Actuarially Equivalent lump sum assuming that
                  (a) such Participant was age 55 on the Distribution Date, (b) the Accrued Benefit was reduced for early commencement using the reduction factors specified in the Program determined without regard to Section 11.3(b) of the Program for a Participant retiring at age 55 and (c) such Participant commenced receipt at age 55 of such reduced Accrued Benefit in the normal form of benefit under the Program. Such Actuarially Equivalent lump sum shall then be further reduced from age 55 to such Participant's actual age as of the Distribution Date, using an interest rate of 4.2% but without any reduction for mortality.


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                  (6) Notwithstanding anything to the contrary in this Section
                  IX.C, in the event any Participant (or any Participant's beneficiary) is receiving benefit payments under the Plan as of the Distribution Date (such Participant or beneficiary, a "Retiree"), the amount of the Payment payable to such Retiree shall be the Actuarially Equivalent lump sum value of such remaining benefit payments that would otherwise be payable to such Retiree.

                  (7) With respect to any Retiree, the Payment payable under this Section IX.C shall be in lieu of, and in full settlement of, any other remaining amounts that would have been payable to such Retiree had a Change in Control (or the Pre-Change in Control Date) not occurred, and the Company shall have no further obligations to such Retiree after such Payment is made. With respect to any Participant other than a Retiree, in the event the Plan is continued and not terminated following a Change in Control, any amount finally determined under Section VI of the Plan upon such Participant's actual retirement shall be offset by the amount of the Accrued Benefit (as converted to the applicable form of benefit) determined under this
                  Section IX.C."


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